Exhibit 99.1

EXPLANATION OF RESPONSES

(1)	The price reported in Column 4 is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $53.33 to $54.325, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in footnotes (1) through (11).

(2)	The price reported in Column 4 is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $54.33 to $55.25, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in footnotes (1) through (11).

(3)	The price reported in Column 4 is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $55.30 to $55.80, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in footnotes (1) through (11).

(4)	The price reported in Column 4 is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $53.72 to $54.715, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in footnotes (1) through (11).

(5)	The price reported in Column 4 is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $54.72 to $55.71, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in footnotes (1) through (11).

(6)	The price reported in Column 4 is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $55.72 to $56.23, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in footnotes (1) through (11).

(7)	The price reported in Column 4 is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $52.88 to $53.77, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in footnotes (1) through (11).

(8)	The price reported in Column 4 is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $53.90 to $54.89, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in footnotes (1) through (11).

(9)	The price reported in Column 4 is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $54.91 to $55.89, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in footnotes (1) through (11).

(10)	The price reported in Column 4 is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $55.92 to $56.91, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in footnotes (1) through (11).

(11)	The price reported in Column 4 is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $56.93 to $57.69, inclusive. The reporting person undertakes to provide to the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in footnotes (1) through (11).

(12)	The reporting person is a member of the board of managers of Insight Holdings Group, LLC (“Holdings”). Holdings is the sole shareholder of Insight Associates XII, Ltd. (“IA XII Ltd”), which in turn is the general partner of Insight Associates XII, L.P. (“IA XII”), which in turn is the general partner of each of Insight Partners XII, L.P. (“IP XII”), Insight Partners (Cayman) XII, L.P. (“IP Cayman”), Insight Partners (Delaware) XII, L.P. (“IP Delaware”), Insight Partners XII (Co-Investors), L.P. (“IP Coinvest”) and Insight Partners XII (Co-Investors) (B), L.P. (“IP Coinvest B”). Holdings is also the sole shareholder of Insight Associates (EU) XII, SARL (“IA EU”), which in turn is the general partner of Insight Partners (EU) XII, S.C.Sp. (“IP EU”, and together with IP XII, IP Cayman, IP Delaware, IP Coinvest and IP Coinvest B, collectively, the “Insight XII Funds”). Following the transactions reported herein, the Insight XII Funds collectively hold 911,829 shares of Class A Common Stock of the Issuer reported as indirectly owned by the reporting person.

(13)	All shares of Class A Common Stock of the Issuer (“Shares”) indicated as indirectly owned by the reporting person are included herein because the reporting person is a member of the board of managers of Holdings, Holdings is the sole shareholder of IA XII Ltd, IA XII Ltd is the general partner of IA XII, and in turn, IA XII is the general partner of each of IP XII, IP Cayman, IP Delaware, IP Coinvest and IP Coinvest B, and the reporting person therefore may be deemed to share voting and dispositive power over such Shares. Holdings is also the sole shareholder of IA EU, and in turn, IA EU is the general partner of IP EU, and the reporting person therefore may be deemed to share voting and dispositive power over such Shares. The reporting person disclaims beneficial ownership of all Shares held of record by the Insight XII Funds, except to the extent of his pecuniary interest therein.

(14)	13,139 shares of Class A Common Stock of the Issuer are owned by JPH DE Trust Holdings LLC, 45,928 shares of Class A Common Stock of the Issuer are owned by JPH Fund VIII LLC and 26,618 shares of Class A Common Stock of the Issuer are owned by JPH Private Investments LLC. The reporting person controls each of JPH DE Trust Holdings LLC, JPH Fund VIII LLC and JPH Private Investments LLC. By reason of the provisions of Rule 16a-1 under the Securities Exchange Act of 1934, as amended, the reporting person may be deemed to be the beneficial owner of the securities owned by each of JPH DE Trust Holdings LLC, JPH Fund VIII LLC and JPH Private Investments LLC.

(15)	Includes 2,397 unvested shares subject to awards of RSUs. Each RSU represents a contingent right to receive one share of the Issuer’s Class A Common Stock upon settlement for no consideration. Shares of the Issuer’s Class A Common Stock will be delivered to the Reporting Person following vesting.